EXHIBIT 99.1

Note: Net2Phone CEO Stephen Greenberg will host a conference call at 4:30 p.m. EST today. The call-in number is 800-446-2782. The call can be accessed at http://web.net2phone.com/about/investor/ or www.vcall.com

CONTACT: Sarah Hofstetter Net2Phone Corporate Communications 973-438-3838/ sarah@net2phone.com

Net2Phone Reports 3rd Quarter Fiscal 2004 Results
Continued traction in cable telephony business – a total of seven operators representing five countries have selected Net2Phone as cable telephony provider to-date

12th consecutive quarter of 40%+ gross margins

NEWARK, NJ – June 9, 2004 – Net2Phone Inc. (Nasdaq: NTOP), a leading provider of retail Voice over IP (VoIP) services, today announced results for the third quarter of fiscal 2004 ended April 30, 2004.

Financial highlights for the quarter and recent achievements include:

•	Selection by Bresnan, Northland, and Coditel and EST Video (both owned by Altice) for cable telephony deployments
•	3rd consecutive quarter of NGS segment income exceeding NGS capital expenditures
•	12th consecutive quarter of gross margins above 40%

“We are very pleased with the traction we’re seeing on the cable telephony front, having now been selected by cable operators in five countries representing more than 2.3 million homes passed,” said Stephen Greenberg, CEO of Net2Phone. “Our footprint-wide deployment with Liberty Cablevision in Puerto Rico has achieved extraordinary quality measures, and we look forward to replicating that high level of performance for our other cable partners with the same commitment to excellence that we have demonstrated to Liberty.”

Revenue for the company for the second quarter totaled $21.5 million, an 8% increase as compared with $19.8 million in the prior quarter and $23.8 million in the third quarter of fiscal 2003. Gross margin for the third quarter was above 40% for the 12th consecutive quarter at 40.4%, as compared to 43.3% in the prior quarter and 40.5% in the third quarter of 2003.

Net loss for the third quarter was ($0.5) million compared to net loss of ($9.5) million in the prior quarter and net loss of ($9.3) million in the third quarter of 2003. Net income (loss) includes certain non-operational, non-cash and/or non-recurring items that management excludes in assessing the company’s performance. As a result, the company also reports net income (loss) before special and non-cash items1 (adjusted for depreciation and amortization, minority interests, other income, interest income, non-cash compensation, non-cash services, gain from litigation, inventory obsolescence expense, non-recurring selling, general and administrative expenses and restructuring, severance, impairment and other items), which excludes the impact these aforementioned items have on the company’s financial results.

1	The schedule accompanying this release provides reconciliations to generally accepted accounting principles (GAAP) for all non-GAAP financial measures mentioned in this release.
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Net loss before special and non-cash items for the quarter was ($3.1) million, essentially stable from ($3.1) million in the prior quarter, and ($3.1) million in the third quarter of 2003. Net income (loss) before special and non-cash items is not a term defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measurements used by other companies. Such non-GAAP measures should be considered in addition to, and not as a substitute for, performance measures calculated in accordance with GAAP.

The company believes that net income (loss) before special and non-cash items provides investors with a measure of the company’s operational and financial progress that corresponds with the measurements used by management. Management uses this measurement, instead of net income (loss), as a basis for allocating resources and making other daily operating decisions. The accompanying table includes a detailed reconciliation of net income (loss) reported in accordance with GAAP to net income (loss) before special and non-cash items.

Capital expenditures during the third quarter were $1.4 million, compared with $1.6 million in the prior quarter, and $1.2 million in the third quarter of 2003. The company reported cash, cash equivalents and marketable securities of $136.8 million as of April 30, 2004, including $22.2 million of restricted funds.

Net2Phone Global Services (NGS)

NGS revenue for the third quarter was $20.1 million, as compared to $19.7 million in the prior quarter and $23.6 million in the third quarter of fiscal year 2003. NGS reported segment income of $1.3 million this quarter, exceeding its capital expenditures by $0.6 million, representing the third consecutive quarter of successfully managing its business profitably. Segment income (loss) is the net income (loss) before special and non-cash items directly attributable to the segment’s operations less the allocation of certain corporate expenses.

Net2Phone Cable Telephony (NCT)

NCT revenue for the third quarter was $1.4 million, primarily consisting of Liberty Cablevision of Puerto Rico’s purchase of cable telephony infrastructure and technology necessary to support its footprint-wide launch of VoIP services.

About Net2Phone

As leaders in enabling telecom service providers and cable operators with turn-key hosted VoIP telephony services, Net2Phone has routed billions of retail VoIP minutes globally, servicing more than 100,000 users in the US as well as hundreds of thousands of more overseas. Net2Phone’s hosted solutions provides partners with residential broadband telephony, calling cards, prefix dialing and enterprise services in over 100 countries using PacketCable, SIP and wireless VoIP technologies and standards. Net2Phone’s PacketCable platform provides cable operators with the ability to deliver a primary line replacement service with guaranteed QoS and features such as E911. Traded on the NASDAQ under the symbol NTOP, Net2Phone’s strategic partners and investors include Liberty Media Corporation (NYSE: L; LMC.B) and IDT Corporation (NYSE: IDT; IDT.C). For more information about Net2Phone’s products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward- looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect the Company’s results include, but are not limited to, the Company’s ability to expand its customer base, the Company’s ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute the Company’s products and meet or renew their financial commitments, the Company’s ability to address international markets, the effectiveness of the Company’s sales and marketing activities, the acceptance of the Company’s products in the marketplace, the timing and scope of deployments of the Company’s products by customers, fluctuations in customer sales cycles, customers’ ability to obtain additional funding, technical difficulties with respect to the Company’s products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, the Company’s ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, the Company’s ability to manage growth, obtain patent protection, and obtain additional funds, general economic conditions and other risks discussed in this press release and in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statement or risk factors.

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Net2Phone, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

(All Numbers in 000's except EPS Calculation)	3Q04	3Q03	2Q04	YTD FY04	YTD FY03
	April 30, 2004	April 30, 2003	January 31, 2004	April 30, 2004	April 30, 2003

Revenue	$21,451	$23,788	$19,812	$61,667	$70,787
Direct cost of revenue	12,790	14,158	11,243	34,981	40,386
Selling, general and administrative	11,787	12,739	11,589	35,949	40,961
Depreciation and amortization	2,668	2,305	2,659	7,815	7,161
Non-cash compensation	(7,059)	2,709	2,155	(3,063)	7,058
Non-cash services provided by IDT	452		2,254	2,706
Restructuring, severance, impairment and other items	421	1,708	833	1,449	7,584
Settlement of Cisco litigation		—			(58,034)

Total cost and expense	21,059	33,619	30,733	79,837	45,116

Income (loss) from operations	392	(9,831)	(10,921)	(18,170)	25,671
Interest income, net	591	531	660	1,466	1,930
Other Income (loss)	(1,445)	(73)	740	11,817	(67)
Income (loss) before minority interests	(462)	(9,373)	(9,521)	(4,887)	27,534
Minority interests		(84)	—		(60)

Net income (loss) available to common stockholders	$(462)	$(9,289)	$(9,521)	$(4,887)	$27,594
Net income (loss) per common share-basic and diluted	$(0.01)	$(0.16)	$(0.13)	$(0.07)	$0.46
Weighted Average number of common shares used in the calculation of basic net gain/(loss) per common share	76,031	59,758	71,059	69,058	59,634
Weighted Average number of common shares used in the calculation of diluted net gain/(loss) per common share	76,031	59,758	71,059	69,058	59,711

Cash, cash equivalents and marketable securities*	$136,756	$102,042	$138,803	$136,756	$102,042
Fixed assets (net)	20,029	27,839	21,133	20,029	27,839
Total assets	173,769	155,204	176,772	173,769	155,204
Total Stockholders' Equity	135,055	91,661	142,753	135,055	91,661

* Includes Restricted Cash

Net income (loss) available to common stockholders	$(462)	$(9,289)	$(9,521)	$(4,887)	$27,594
EXCLUDING
Minority interests	-	84	—		60
Other Income (loss)	(1,446)	(73)	740	11,817	(67)
Interest income, net	591	531	660	1,467	1,930
Depreciation and amortization	(2,668)	(2,305)	(2,659)	(7,815)	(7,161)
Inventory obsolescence expense			(556)	(556)
Non-recurring SG&A expense			648	168	(415)
Settlement of Cisco litigation					58,034
Restructuring, severance, impairment and other items	(420)	(1,708)	(833)	(1,449)	(7,584)
Non-cash compensation	7,059	(2,709)	(2,155)	3,063	(7,058)
Non-cash services provided by IDT	(452)		(2,254)	(2,706)

Net income (loss) before special and non-cash items	$(3,126)	$(3,108)	$(3,112)	$(8,875)	$(10,145)

SEGMENT INCOME (LOSS)
The following table summarizes the operating performance of Net2Phone's business segments:

Net2Phone Global Services (NGS)	$1,252	$325	$1,135	$3,725	$1,621
Net2Phone Cable Telephony (NCT)	(2,382)	(2,105)	(2,136)	(6,593)	(6,008)
Corporate / Other	(1,996)	(1,328)	(2,111)	(6,007)	(5,758)

Total	$(3,126)	$(3,108)	$(3,112)	$(8,875)	$(10,145)

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